Exhibit 99.1

CDT Equity Inc. Announces Reverse Stock Split

NAPLES, Fla. and CAMBRIDGE, United Kingdom, Oct. 9, 2025 (GLOBE NEWSWIRE) – CDT Equity Inc. (Nasdaq: CDT) (“CDT” or the “Company”), announces that its board of directors has approved a 1-for-8 reverse stock split of the Company’s common stock. The Company’s stockholders approved future reverse stock splits, their timing, and granted the board of directors authority to determine future exact split ratios, at the Company’s Special Meeting of Stockholders held on May 5, 2025. The directors expect that the reverse stock split will increase the amount of funds the Company might be able to raise to execute its strategy.

The reverse stock split will become effective on October 10, 2025, at 5:00 pm, Eastern Time (the “Effective Time”), and the Company’s common stock is expected to begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market (“Nasdaq”) at market open under the existing ticker symbol, “CDT” on October 13, 2025, the date which has been approved by Nasdaq for the effectiveness of such split.

As of the Effective Time, every eight shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The par value per share of the Company’s common stock will remain unchanged at $0.0001. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s equity awards, convertible securities and warrants, as well as the applicable exercise price, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

The Company’s common stock will continue to trade on Nasdaq under the symbol “CDT” following the reverse stock split, with a new CUSIP number of 20678X403. After the effectiveness of the reverse stock split, the number of outstanding shares of common stock will be reduced to approximately 1,352,448. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment.

The Company’s transfer agent, VStock Transfer, LLC, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse stock split shares of common stock electronically in book-entry form are not required to take any action to receive post-reverse stock split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

About CDT Equity Inc.

CDT Equity Inc. (NASDAQ: CDT) is a data-driven biopharmaceutical development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. Originally established as Conduit Pharmaceuticals, the company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments. Looking ahead, CDT are committed to creating shareholder value through licensing, strategic M&A, and positioning the company as a platform for transformative innovation.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding CDT’s future results of operations and financial position, CDT’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavors with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the effect that the reverse stock split may have on the price of the Company’s common stock; the ability or inability to maintain the listing of CDT’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that CDT’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that CDT may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties identified in other filings made by CDT with the U.S. Securities and Exchange Commission. Moreover, CDT operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond CDT’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, CDT assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. CDT gives no assurance that it will achieve its expectations.

Investors

CDT Equity Inc.

Info@cdtequity.com